UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2014

EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Executive Incentive Compensation Plan.
On August 20, 2014, the Board of Directors of Emulex Corporation (the “Company”) ratified and approved certain amendments to its Executive Incentive Compensation Plan (the "EICP") as recommended by its Compensation Committee. These changes are effective as of June 30, 2014. The EICP is intended to provide incentives to executive officers and other participants in the form of quarterly incentive cash payments based on Company performance and, for certain executives, performance of the Company and the Company's Endace division, in each case against net revenue and operating income targets and, in certain circumstances, other specified business goals. Performance targets are established periodically by the Compensation Committee based on the annual operating plan. Each executive officer of the Company has a quarterly target award opportunity expressed as a percentage of quarterly gross base salary at the end of the quarter in question.
The EICP provides for quarterly target award opportunity for the executives range from 10% to 110% of quarterly base salary (the "target award percentage"). In exceptional circumstances, a participant's cash award may be adjusted upward or downward by a Performance Contribution Factor of up to 10% based on the level of the participant's contribution to the Company's results for the quarter, and the payment made to the participant shall be the cash award multiplied by the Performance Contribution Factor. No payments of awards will be made if actual net operating income for the applicable performance periods falls below 50% of the approved annual operating plan.
Payments of awards under the EICP are distributed no later than the first payroll cycle following the 60 days after the performance period ends and is subject to completion of the audit/review of the Company's financial statements by the Company's independent auditors and approval by the Company's Compensation Committee. Subject to specific exceptions set forth in the EICP, a participant must be an employee of the Company on the date of the payout in order to be eligible to receive an award payment.
The Company amended the EICP to provide for the following:
— For fiscal 2015, there will be four quarterly performance periods (accounting for 20% of the payouts each) with an additional 20% payout being tied to annual performance.
— Reduced the threshold performance target for individual performance metrics to 70% of target from 80% of target.
— For fiscal 2015, achievement of the Company's annual operating plan (100% performance) will result in achievement of 85% target award payout.
— Weightings on corporate financial reporting metrics were modified to increase the weighting to 60/40 (Net Operating Income/Revenue). This was done to emphasize the continued importance of expense management and operating margin.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
10.1	Emulex Corporation Executive Incentive Compensation Plan, as amended

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION

Date: August 25, 2014	BY: /s/ Jeffrey W. Benck
Jeffrey W. Benck,
Chief Executive Officer and President

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